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                                                                    EXHIBIT 10.3


                                     LEASE



                        MONTEBELLO CONVALESCENT HOSPITAL
                        --------------------------------



                                 August 1, 1997
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                            CONTENTS:

Recitals

Section      1.  Definitions
Section      2.  Lease
Section      3.  Term of Lease
Section      4.  Delay in Possession
Section      5.  Base Monthly Rent
Section      6.  Use
Section      7.  Utilities
Section      8.  Taxes
Section      9.  Condition of Premises
Section     10.  Repairs and Maintenance
Section     11.  Alterations
Section     12.  Entry
Section     13.  Surrender of Premises; Holding Over
Section     14.  Indemnity
Section     15.  Insurance
Section     16.  Signs
Section     17.  Damage and Destruction
Section     18.  Condemnation
Section     19.  Assignment and Subletting
Section     20.  Default
Section     21.  Remedies
Section     22.  Late Charge
Section     23.  Default Interest
Section     24.  Waiver of Breach
Section     25.  Estoppel Certificates
Section     26.  Attorney Fees
Section     27.  Security Deposit
Section     28.  Authority
Section     29.  Notices
Section     30.  Heirs and Successors
Section     31.  Partial Invalidity
Section     32.  Entire Agreement
Section     33.  Time of Essence
Section     34.  Rent
Section     35.  Amendments
Section     36.  Subordination
Section     37.  Merger
Section     38.  Governing Law
Section     39.  Representations of Landlord
Section     40.  Snukal Management Control
Exhibit      A.  Inventory

Lease Guaranty

                                     LEASE


     This Lease (Lease) is entered into as of August 1, 1997 between Robert Snukal and Sheila Snukal (Landlord) and Elmcrest Convalescent Hospital, dba Montebello Convalescent Hospital (Tenant).


                                    Recitals

     A. Landlord is the owner of certain land, buildings, improvements, furnishings and equipment located at 1035 West Beverly Boulevard, Montebello, California (Premises). The Premises include the above described real property and improvements consisting of a 99 bed skilled nursing facility (the "Licensed Facility") and the furnishings, fixtures and equipment used on the premises for operation of the licensed facility, including but not limited to the items
listed in the inventory, attached hereto as Exhibit    "A",   and  any
replacements  thereof,   additions, augmentations, or improvements thereto,
whether presently in use on said premises or hereinafter acquired or so used, and any proceeds of any of the foregoing. The foregoing personal property included in the Premises is hereinafter sometimes referred to as the "Equipment."

     B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Premises on the terms and conditions in this Lease.

     For good and valuable consideration, the parties agree as follows:


                            Section 1.  Definitions.

     As used in this Lease the following terms shall have the following definitions:

     Adjustment Dates is defined in Section 5(b).

     Commencement Date is defined in Section 3.

     Equipment is defined in Recital A.

     Event of Default is defined in Section 20.

     Index is defined in Section 5(c).

     Initial Monthly Rent is defined in Section 5(a).


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     Landlord is defined in the preamble of this Lease.

     Lease is defined in the preamble of this Lease.

     Licensed Facility is defined in Recital A.

     Base Monthly Rent is defined in Section 5(a).

     Premises is defined in Recital A.

     Tenant is defined in the preamble of this Lease.

     Term is defined in Section 3.

     Termination Date is defined in Section 3.


                               Section 2.  Lease.

     Landlord leases to Tenant and Tenant leases from Landlord the Premises on the terms and conditions in this Lease.


                           Section 3.  Term of Lease.

     The term of this Lease (Term) shall be for twenty (20) years commencing on August 1, 1997 (Commencement Date), and ending on July 31, 2017, unless sooner terminated pursuant to the terms of this Lease (Termination Date).


                        Section 4.  Delay in Possession.

     If for any reason Landlord fails to deliver or offer to deliver physical possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from the failure to deliver possession, so long as Landlord has exercised, and continues to exercise, reasonable diligence to deliver possession; provided, however, that rent shall be abated until Landlord delivers physical possession of the Premises to Tenant. The Term shall not be extended by Landlord's failure to deliver possession of the Premises to Tenant on the Commencement Date.


                         Section 5.  Base Monthly Rent.

     (a) For the period commencing August 1, 1997 and ending July 31, 1998, the minimum monthly rental shall be thirty thousand Dollars ($30,000.00) (Initial Monthly Rent and as adjusted from time to time, Base Monthly Rent). The Base Monthly Rent shall be

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payable in advance on the first day of each month at the following address:
Robert Snukal, 11900 West Olympic Blvd, #680, Los Angeles, California 90064, or at another address that Landlord may from time to time designate by written notice to Tenant.

     (b) On the first day of July, of each year during the term of this lease, (Adjustment Dates) the Base Monthly Rent shall be adjusted to an amount equal to the greater of

          (i) the Base Monthly Rent in effect immediately prior to the Adjustment Date (without regard to any temporary abatement of rental then or previously in effect pursuant to the provisions of this Lease), or

          (ii) the product obtained by multiplying the Initial Monthly Rent (without regard to any temporary abatement of rental then or previously in effect pursuant to the provisions of this Lease) by a fraction, the numerator of which is the Index, as defined below, published nearest but prior to the Adjustment Date and the denominator of which is the Index published nearest but prior to the Commencement Date.

     (C) The term Index as used in this Lease shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Los Angeles -- Anaheim -- Riverside, All Items (base year 1982-84) published by the Bureau of Labor Statistics of the United States Department of Labor. If the Bureau of Labor Statistics revises the Index, the parties agree that they will substitute the index designated by the Bureau of Labor Statistics as the most comparable of successive indexes. If that agency, however, fails to supply indexes that it deems comparable, or if no succeeding index is published, the parties shall then negotiate to determine an appropriate alternative published price index. If they are unable to agree on an alternative index within thirty (30) days after the request to do so is made by one party to the other, then either party may request that each appoint a person, within fifteen (15) days after the request, to select an alternative published price index. The two persons so appointed, within fifteen (15) days after the later of them is appointed, shall appoint a third person to act with them in the selection of an alternative price index.
If either of the first two fails to appoint the third, or if Landlord or Tenant fails to appoint one of the first two, then, upon the application of either Landlord or Tenant, the vacancy shall be filled by way of a proceeding commenced in the Superior Court of the State of California in the County which the property is located, pursuant to California Code of Civil Procedure (S)1280, et seq. If any appointee declines or is unable to serve, the appointee shall be replaced by another person appointed in the same manner. Within thirty (30) days after the appointment process is completed, and on the basis of all pertinent facts, the appointees, by majority vote, shall select an alternative published price index

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and advise Landlord and Tenant in writing of the selection.  All fees and expenses incurred in the appointment of the persons shall be shared equally by Landlord and Tenant.


                                Section 6.  Use.

     (a) Tenant will occupy and use the Premises for the operation of the Licensed Facility and all other operations incident to the conduct of the business, and Tenant agrees not to use the Premises for any immoral or unlawful purpose.

     (b) Tenant shall not commit any acts on the Premises, nor use the Premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring the Premises or the improvements on the Premises. Tenant shall, at Tenant's own cost and expense, comply with all requirements of Landlord's insurance carriers that are necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on the Premises and the improvements on the Premises.

     (c) Tenant shall not commit any waste or any public or private nuisance upon the Premises.

     (d) Tenant shall at its sole cost and expense comply with all laws, rules, and orders of all federal, state, and municipal governments or agencies that may be applicable to use of the Premises or the operation of the Licensed Facility.

     (e) Tenant shall maintain at all times during the Term, including any extension of holdover periods, all governmental licenses, permits and authorizations necessary for the establishment and operation of the Premises as the Licensed Facility in the city of Los Angeles, County of Los Angeles, State of California and participation as a provider under Medicare, Medi-Cal, or other such legislation and regulations (collectively, "Required Licenses"). Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, effect any change in the license category or status of the Premises or any part thereof or in the number of licensed beds thereat (except in accordance with Paragraph 8.1 of this Lease). Tenant agrees that if it is notified, or otherwise learns or believes, that the Department of Health Services ("DHS") or other governmental authorities (collectively, "Agencies"; singularly, an "Agency") intends to close the Licensed Facility, require transfer of patients of the Licensed Facility or suspend, revoke or terminate any Required Licenses, Tenant will fully cooperate with Landlord, DHS and any other applicable Agencies to take any and all actions necessary to preempt and avoid such

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

closure, transfer or loss of Required Licensure If such closure, transfer or loss of Required Licensure is imminent, Tenant shall permit Landlord or other party acceptable to Landlord and the applicable Agencies to immediately assume management of the Licensed Facility under a management arrangement with Tenant.

     (f) Tenant shall furnish to Landlord promptly upon receipt by Tenant, copies of all correspondence, surveys, etc. received by Tenant from, and/or sent to Tenant from, any and all Agencies, including but not limited to DHS and the agencies regulating Medicare and Medi-Cal certification of the Premises, reimbursement and/or provider agreements relating to any and all Class A or Class AA citations or any threat or implementation of revocation, suspension or reduction of the Facility's license or decertification of the Facility under Medicare or Medi-Cal. Tenant shall also furnish to Landlord copies of all plans of correction and all correspondence related thereto submitted to any such Agencies concurrently with such submission related to any such events requiring notice hereunder. All notices required pursuant to this paragraph 8(f) shall be provided as soon as reasonably possible, not later than five days following each such action or event for which notice is required.

     (g) Tenant shall not use, generate, manufacture, disturb, store or dispose of on, under or about the Premises or transfer to or from the Premises any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials (collectively "Hazardous Substances") except that Lessee may store, use and dispose of such substances that are customarily used in skilled nursing facilitates in California provided they are stored, used and disposed of in full compliance with all applicable laws, rules and regulations. As used in this Lease, Hazardous Substances shall include, but not be limited
to, substances defined as "hazardous  substances",   "hazardous  materials",  or
"toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 6901 et seq.; the Clean Water Act, 33 U.S.C. Section 466 et seq.; the Superfund Amendment and Re-authorization Act of 1986, Public Law 99-499, 100 Stat.
1613; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; and those materials and substances of a similar nature regulated or restricted under any laws of the United States or State of California and in regulations adopted and publications promulgated pursuant to said laws.

     (h) During the Term of this Lease, Landlord shall have the right to receive any operating and financial statements otherwise prepared by Tenant throughout the Term, if required by any third party ("Requested Statements") as a condition to such third party agreeing to lend funds to Landlord or to purchase all or part of

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

Landlord's interest in the Premises. Upon Landlord's receipt of notice of the request by such third party lender or purchaser for such Requested Statements, Landlord shall tender a written request to Tenant for such Requested Statements and Tenant, upon receipt of such request, shall deliver such Requested Statements to Landlord as soon thereafter as reasonably possible but in any case within fifteen (15) working days after receipt of such request. Such third party requiring the Requested Statements shall execute a reasonable confidentiality agreement with Tenant pursuant to which it shall agree not to disclose the Requested Statements or information therein.

     (i) Tenant shall take all steps appropriate to promote and maintain a high level of patient census at the Premises consistent with law and ethical standards governing the operation of skilled nursing facilities. Tenant shall not transfer patients from the Licensed Facility, except for reasons of health, family request and/or convenience of or at the request of the patient.


                             Section 7.  Utilities.

     During the Term, Tenant shall pay, before delinquency, all charges or assessments for telephone, water, sewer, gas, heat, electricity, garbage disposal, trash disposal, and all other utilities and services of any kind that may be used on the Premises.


                               Section 8.  Taxes.

     (a) Subject to the terms of Section 8(d), Tenant, as additional rent, shall pay to the public authorities charged with the collection thereof on or before the last day on which payment may be made without penalty or interest, as additional rent, all taxes, permit, inspection, and license fees, and other public charges of whatever nature that are assessed against the Premises or arise because of the occupancy, use, or possession of the Premises (including but not limited to taxes on, or which shall be measured by, any rents or rental income, and taxes on real and/or personal property, located at the premises, whether of Landlord or Tenant), subsequent to the commencement of the Term, and all installments of assessments that are due during the Term, provided in the case of each respective assessment that Landlord shall have elected to pay such assessment in installments over the longest period permitted by law.

     (b) Landlord agrees to send to Tenant any statements and billings received from public authorities for taxes, assessments, and public charges payable by Tenant hereunder, however, any failure to mail such statements or billings shall not excuse the

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

Tenants obligation to insure timely payment. However, where such statements or billings are sent initially to Landlord and not Tenant, Tenant shall not be deemed to be in default for non-payment until ten (10) days after landlord has sent such statements or billings, to Tenant. Tenant shall deliver to Landlord, on demand, original receipts or photocopies evidencing payment of all taxes, assessments, and public charges payable by Tenant hereunder. If Tenant fails to pay taxes, assessments, and charges on or before the last day on which payment may be made without penalty or interest, other than as provided for in this
Section 8, Landlord may, but shall not be obligated to, pay those taxes, assessments, or charges, together with interest and penalties. Any amounts that Landlord may pay pursuant to this provision, together with interest at the rate of ten percent (10%) per annum, shall be repaid to Landlord by Tenant on demand as additional rent.

     (c) All real estate taxes levied on the Premises for the tax year in which the Commencement Date falls shall be appropriately prorated between Landlord and Tenant, so that Tenant's share will reflect the portion of that tax year in which Tenant had possession of the Premises under this Lease. Tenant shall pay Tenant's share of the taxes directly to Landlord and not to the public authorities charged with the collection. That payment shall constitute full performance by Tenant, and Landlord shall pay from those funds and Landlord's own funds all of the taxes for that tax year. Taxes levied on the Premises for the tax year in which the Termination Date occurs shall be similarly prorated between Landlord and Tenant to reflect the period of Tenant's possession of the Premises during that tax year. Tenant shall pay Tenant's share of those taxes to Landlord directly rather than to the public authorities, and that payment shall constitute full performance under this Lease with respect to this tax liability.

     (d) Tenant shall not be required to pay, discharge, or remove any tax (including penalties and interest), assessment, tax lien, forfeiture, or other imposition or charge against the Premises or any part of the Premises or any improvements, so long as Tenant diligently and in good faith contests the validity or the legality of the assessment, levy, or charge by appropriate legal proceedings, which should prevent the collection of the tax, assessment, imposition, or charge contested; provided however, that Tenant, prior to the date that the tax, assessment, imposition, or charge is due and payable, shall either have paid it under protest or shall have, in the case of real estate taxes, deposited with Landlord funds sufficient to cover the amount of the taxes and penalties and interest which funds Landlord shall deposit in an interest bearing account pending a final determination as to whether the tax,
assessment, imposition, or charge is valid, legal and owing.   Upon such final
determination, Tenant agrees to immediately pay any tax, assessment, imposition, or charge determined to be owing, together with all interest and penalties,


                                       7
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if any, and remove and discharge any lien or forfeiture arising from the prior nonpayment. The funds deposited with Landlord shall be applied to such payment and any remaining balance shall be returned to Tenant. Any proceedings for contesting the validity, legality, or amount of any tax, assessment, imposition, or charge, or to recover any tax, assessment, imposition, or charge paid by Tenant, may be brought by Tenant in the name of Landlord or in the name of Tenant, or both, as Tenant deems advisable. Landlord agrees that Landlord will, upon the reasonable request of Tenant, execute or join in the execution of any truthful and proper instrument or document necessary in connection with any proceeding. However, if any proceedings are brought by Tenant, Tenant agrees to indemnify Landlord for all reasonable loss, cost, or expense that may be imposed on Landlord in connection with the proceeding. Tenant's right to contest taxes as provided in this Lease shall not extend beyond the point where Landlord's title to the Premises could be lost. In any event, Tenant shall notify Landlord in advance of any tax contest proceedings that Tenant intends to initiate, and shall then inform Landlord of all significant developments in the proceedings as they may occur.

(e) If Tenant has not paid any tax, assessment, or public charge required by this Lease to be paid by Tenant before its delinquency, or if a tax, assessment, or public charge is contested by Tenant and that tax, assessment, or public charge and is not paid within thirty (30) days after a final determination of the validity, legality, or amount of the tax, assessment or public charge, then Landlord may, but shall not be required
     to, pay and discharge the tax, assessment, or public charge.   If a tax,
     assessment, or public charge, including penalties and interest, are paid by Landlord, the amount of that payment shall be immediately due and payable to Landlord by Tenant, and shall bear interest at the rate of ten percent (10%) per annum from the date of the payment by Landlord until repayment by Tenant.

(f) If any assessments for local improvements which are payable in installments become a lien after the Commencement Date, Tenant shall pay only the installments of the assessments that become due and payable during the Term.

(g) The covenants and agreements to pay taxes by Tenant in this Section 8 shall not include the payment of any inheritance, estate, succession, transfer, gift, franchise, corporation, income, or profit tax, or capital levy that is or may be imposed on Landlord.


                       Section 9.  Condition of Premises.

     Tenant acknowledges that as of the date of this Lease, Tenant has inspected the Premises including all improvements and the Equipment, and that the Premises including the improvements and


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Equipment are in good order, repair, and condition, and that Tenant has accepted same.



                     Section 10.  Repairs and Maintenance.

        (a) Tenant agrees, at Tenant's own expense, to keep the Premises (including without limitation, the sidewalks, the parking lot, and the landscaping that are part of the Premises and the Equipment) in good condition and repair, and to deliver to Landlord physical possession of the Premises at the end of the Term, or any extension of the Term, in good condition and repair, and to make and perform all maintenance, repairs, and replacements as may be necessary.

        (b) If from time to time during the Term any item or items of Equipment cannot be effectively repaired or are determined by Tenant as not worth repairing, Tenant shall at its sole cost replace such items of Equipment with substitutes of a quality equivalent to the quality of such replaced items as of the Commencement Date. The replaced Equipment, shall immediately become part of the leased Premises, and the property of the Landlord.

        (c) If at any time during the Term, including renewals or extensions, Tenant fails to maintain the Premises or make any repairs or replacements as required by this Section 10, Landlord shall provide Tenant with written notice of such failure, and if thereafter Tenant remains in default of its obligations, Landlord may, but shall not be required to, enter the Premises and perform the maintenance or make the repairs or replacements for the account of Tenant; any sums expended by Landlord in so doing, together with interest at ten percent (10%) per annum, shall be deemed additional rent and shall be immediately due from Tenant on demand of Landlord.

        (d) The obligation of Tenant to maintain the Premises shall include, without limitation, the obligation to maintain, improve or upgrade the Premises, including but not limited to the improvements thereon and the Equipment, as may be required by applicable law or regulation as they presently exist or may be changed, professional standards of care, or prudent and safe practices for the operation of the Licensed Facility.

        (e) Tenant waives the provisions of Civil Code SS 1941 and 1942 and any other law that would require Landlord to maintain the Premises in a tenantable condition or would provide Tenant with the right to make repairs and deduct the cost of those repairs from the rent.

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

                           Section 11. Alterations.


        (a) Tenant shall have the right to make alterations to the building and improvements on the Premises, provided that, if the reasonably estimated cost of alterations exceeds Ten Thousand Dollars ($10,000.00) in any lease year, Tenant must first obtain Landlord's written consent to the alterations, and Landlord agrees not to unreasonably withhold approval of the alterations. Approval, however, may be conditioned upon the receipt by Landlord of a set of plans and specifications for the alterations no later than thirty-five (35) days prior to the scheduled construction of the alterations, and upon Tenant's agreement to restore the Premises, if Landlord requires it at the end of the Term, to the same condition as before the alterations. All improvements, additions, alterations, and repairs shall be in accordance with applicable laws and at Tenant's own expense. Tenant will indemnify and defend Landlord for all liens, claims, or damages caused by remodeling, improvements, additions, alterations, and repairs. Landlord agrees, when requested by Tenant, to execute and deliver any applications, consents, or other instruments required to permit Tenant to do work or to obtain permits for the work permitted hereunder.

        (b) All alterations and improvements made to the Premises shall become the property of Landlord and shall remain on and be surrendered with the Premises at the expiration or sooner termination of this Lease, including any renewals or extensions.

        (c) At least ten (10) days before any construction commences or materials are delivered for any alterations that Tenant is making to the Premises, whether or not Landlord's consent is required, Tenant shall give written notice to Landlord as to when the construction is to commence or the materials are to be delivered. Landlord shall then have the right to post and maintain on the Premises any notices that are required to protect Landlord and Landlord's interest in the Premises from any liens for work and labor performed or materials furnished in making the alterations; provided, however, that it shall be Tenant's duty to keep the Premises free and clear of all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Premises at the request of Tenant.

        (d) Tenant will not at any time permit any mechanics', laborers', or materialmen's liens to stand against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or Tenant's agents, contractors, or subtenants, in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant. Tenant shall have the right to contest the validity or amount of any lien or claimed lien, provided that Tenant first causes a sufficient release bond to be recorded releasing the lien. On final determination of the lien or claim of lien, Tenant will immediately pay any final judgment rendered, with all proper costs and charges, and shall have the judgment satisfied at Tenant's own expense. If Tenant fails to timely pay such a judgment promptly or remove any lien, claim of lien or as required herein, Landlord shall have the right, upon five (5) days' written notice to Tenant, to pay or take action to contest or remove same, and the amount expended by Landlord for this purpose shall be immediately due and payable to Landlord, and shall bear interest at the rate of ten percent (10%) per annum from the date of payment by Landlord until repayment by Tenant.


                              Section 12.  Entry.



        Tenant shall permit Landlord or Landlord's agents, representatives, or employees to enter the Premises at all reasonable times without unreasonably disturbing the operation of the facility to inspect the Premises to determine whether Tenant is complying with the terms of this Lease, to do other lawful acts that may be necessary to protect Landlord's interest in the Premises under this Lease or to perform Landlord's duties under this Lease, or to show the Premises to any prospective purchasers, lenders or, during the last 120 days of the Term, Lessees. Landlord shall give at least 24 hours prior notice of Landlord's intent to enter the Premises, unless Landlord reasonably believes that a life threatening condition may exist. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and at any time during the last one hundred twenty (120) days of the Term place on or about the Premises any ordinary "For Lease" signs.



               Section 13.  Surrender of Premises; Holding Over.

        (a) On the Termination Date or the end of any extension or renewal of this Lease, Tenant shall promptly surrender and deliver the Premises to Landlord in as good condition as they were as of the date of this Lease, reasonable wear and tear excepted, provided that Tenant has fulfilled its duties of maintenance, repairs, and replacement as required by Section 10.

        (b) At the end of the Term, or any extension, should Tenant hold over for any reason, it is agreed that in the absence of a written agreement to the contrary, that tenancy shall be from month-to-month only and not a renewal of this Lease, nor an extension for any further term. Tenant shall pay Base Monthly Rent in an amount equal to one hundred twenty-five percent (125%) of the Base Monthly Rent payable prior to the end of the Term or any extension and the month-to-month tenancy shall be subject to every other term, covenant, and condition in this Lease that is

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

consistent with and not contrary to a month-to-month tenancy.



Section 14.  Indemnity and Exemption of Landlord from Liability.


     (a) Tenant agrees to indemnify and defend Landlord from any claims, demands, and causes of action of any nature and any expense incident to the defense, for injury to or death of persons or loss of or damage to property
occurring on or about the Premises during the Term.   Further, Tenant shall
indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere, and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligent or willful acts of the Tenant or any of Tenant's agents, contractors, or employees. Tenant shall further hold Landlord harmless and indemnify Landlord from and against all costs, attorneys fees, expenses and liabilities incurred in the defense of any such claim. Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

     (b) Except as expressly set forth in this lease, Landlord does not make, and has not made, representations or warranties, express or implied, nor does Landlord make any representation or warranty herein regarding the condition of the Premises or any part thereof. Tenant, not Landlord, shall be fully responsible for the costs of and for effectuating any and all alterations, repairs and replacements required to be made by all governmental authorities having jurisdiction for the continued licensing and certification of the Licensed Facility, as well as alterations and replacements required to maintain and preserve the Premises in the condition called for herein throughout the Term.

     (c) Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of the Tenant, Tenant's patients, employees, agents, contractors or subcontractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, the furniture and equipment or upon other portions of the building or which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to the Tenant.


                            Section 15.  Insurance.

     (a) Tenant agrees at all times during the Term and during any extension, to maintain in force, at Tenant's sole cost and expense, insurance on the building and improvements that may be built or placed on the Premises and the Equipment, against the hazard of fire, with special extended perils (all risk) coverage, including vandalism, malicious mischief and sprinkler leakage, in an amount equal to their full insurable value, with a replacement cost endorsement. Tenant further agrees that once every three (3) years during the Term and any extension, Tenant will review with the insurance companies issuing the insurance the costs of building, labor and materials, and other pertinent factors to determine whether the stipulated value of the building and improvements stated in the insurance is equal to their full insurable value. If the stipulated value is determined by the insurance companies to be less than full insurable value, Tenant agrees to immediately adjust the aggregate amount of the insurance to the extent required to make the stipulated value equal the full insurable value. Landlord agrees to reasonably cooperate with Tenant in making this determination for stipulated value and from time to time to furnish to Tenant any pertinent facts and figures reasonably necessary. Tenant agrees to give prompt, written notification to Landlord as to the results of these periodic determinations for stipulated value. Tenant agrees that if the buildings and improvements on the Premises are destroyed and the proceeds of any applicable insurance policy and any policy carried by Landlord amount to less than the cost of rebuilding the buildings and improvements, Tenant will advance and pay any sum, which along with the insurance proceeds, is necessary to meet the cost of rebuilding. No work or repair or reconstruction shall be undertaken until Tenant has delivered to Landlord plans and specifications for the work that are to be prepared by a competent architect reasonably acceptable to Landlord, Landlord approves them (which approval will not be unreasonably withheld), and Tenant delivers to Landlord an estimate of the cost of the work to be done in accordance with the plans; the estimate is to be prepared by a competent contractor, reasonably acceptable to Landlord. If Tenant fails to commence the rebuilding, reconstruction, repair, or restoration of any building or improvement as required under this Lease, Landlord or any beneficiary under any deed of trust covering the Premises, if permitted by the deed of trust, may, but shall not be obligated to, enter the Premises and do whatever may be necessary for the rebuilding, reconstruction, repair, restoration or preservation of any building or improvement as required of Tenant under the terms of this Lease.

     (b) The Tenant shall obtain and keep in force during the Term of this Lease policies of the comprehensive public liability insurance, with contractual liability endorsement insuring the indemnity set forth in Section 14, insuring Landlord and Tenant against liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Boiler, machinery, any equipment coverage shall be included in such coverage. Such insurance shall be in an amount of not less than $2,000,000 (or such greater amount as may hereafter prevail in the industry from time to time) for injury to or death of one person in any one accident or occurrence and in an amount of not less than $2,000,000 (or such greater amount as may hereafter prevail in the industry from time to time) for injury to or death of more than one person in any one accident or occurrence. Such insurance shall insure Landlord and Tenant against liability for property damage of at least $150,000.00 (or such greater amount as may hereafter prevail in the industry from time to time). The limits of said insurance shall not, however, limit the liability of Tenant hereunder. The limits of such policy shall be increased from time to time to the limits of the standard public liability policy being used in the health care industry, but in no event shall be reduced below the limits set forth above in this Paragraph b. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of the Tenant. Tenant shall immediately reimburse Landlord for any such premiums paid by Landlord together with interest thereon at the maximum rate of interest permitted by law per annum from the date said premiums are paid by Landlord.

     (c) Tenant shall also obtain and keep in force during the Term of this lease adequate malpractice insurance covering the acts and operations of the Tenant and its agents, servants, representatives and employees on the Premises with coverage and deductible amounts as are hereafter prevailing or customary in the industry from time to time.

     (d) So that the business of Tenant may continue with as little interruption as possible, Tenant shall, during the Term and any renewals or extensions, maintain at Tenant's own cost and expense, an insurance policy insuring against damage or destruction by fire, theft, or the elements for their full insurable value all fixtures and equipment that are on the Premises at any time during the Term or any renewal or extension.

     (e) At all times during the Term and any extensions or renewals, Tenant agrees to keep and maintain, or cause Tenant's agents, contractors, or subcontractors to keep and maintain, workmen's compensation insurance and other forms of insurance as may from time to time be required by law or may otherwise be necessary to protect Landlord and the Premises from claims of any person who may at any time work on the Premises, whether as a servant, agent, or employee of Tenant or otherwise. This insurance shall be maintained at the expense of Tenant or Tenant's agents, contractors, or subcontractors and not at the expense of Landlord.


     (f) Tenant shall at its sole expense, maintain in force during the Term business interruption insurance covering Landlord's "loss of rents" hereunder in an amount equal to at least six (6) months advance rent owing from time to time under this Lease, covering Tenant's operation of its business at the Premises. Tenant shall assign the proceeds of such business interruption insurance to Landlord.

     (g) Each policy of insurance shall be issued by a responsible insurance company authorized and admitted to do business as insurers in California, rated at least A - by Bests, and shall be issued in the names of Landlord, Tenant, and any beneficiary under any deed of trust covering the Premises, if required by the deed of trust, as their respective interests may appear. Tenant shall deliver a certificate for each insurance policy to Landlord together with a copy of each policy and all relevant endorsements. Each policy of insurance shall be primary and noncontributory with any policies carried by Landlord and, to the extent obtainable, any loss shall be payable notwithstanding any act or negligence of Landlord that might otherwise result in forfeiture of insurance. Each insurance policy shall provide that a thirty (30) day notice of cancellation and of any material modification of coverage shall be given to all named insureds. The insurance coverage required under this Section may be carried by Tenant under a blanket policy insuring other locations of Tenant's business, provided that the Premises covered by this Lease are specifically identified as included under that policy. Tenant agrees that upon the failure to insure as provided in this Lease, or to pay the premiums in the insurance, Landlord may contract for the insurance and pay the premiums, and all sums expended by Landlord for the insurance shall be considered additional rent under this Lease and shall be immediately repayable by Tenant.

     (h) Landlord agrees that it will tender and turn over to Tenant or to Tenant's insurers the defense of any claims, demands, or suits instituted, made, or brought against Landlord or against Landlord and Tenant jointly, within the scope of this Section. However, Landlord shall have the right to approve the selection of legal counsel, to the extent that selection is within Tenant's
control, which approval shall not be unreasonably withheld or delayed.   In
addition, Landlord shall retain the right at Landlord's election to have Landlord's own legal counsel participate as co-counsel, to the extent that claims are made that may not be fully covered by Tenant's insurers.

     (i) Tenant and Landlord each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for the loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The Tenant shall, upon obtaining the policies of insurance required hereunder, give written notice to the insurance carrier or carriers with a copy to Landlord that the foregoing mutual waiver of subrogation is contained in this Lease. Tenant shall cause such insurance policies obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                              Section 16.  Signs.

     Tenant shall not place, maintain, nor permit on any exterior door, wall, or window of the Premises any sign, awning, canopy, marquee, or other advertising without the express written consent of Landlord, such consent not to be
unreasonably withheld or delayed.   Furthermore, Tenant shall not place any
decoration, lettering, or advertising matter on the glass of any exterior show window of the Premises without the written approval of Landlord, such consent
not to be unreasonably withheld or delayed.   If Landlord consents to any sign,
awning, canopy, marquee, decoration, or advertising matter, Tenant shall maintain it in good appearance and repair at all times during this Lease. Any of the items mentioned in this section are and shall be the property of Landlord and shall be considered part of the Premises.

                     Section 17.  Damage and Destruction.

     (a) If the building, improvements, Equipment or other part of the Premises are damaged or destroyed, whether partially or entirely, by any cause, Tenant, at Tenant's own cost and expense, but utilizing the proceeds of insurance, if any, including any insurance carried by Landlord to the extent available, shall repair, restore, or reconstruct the damaged or destroyed building, other improvements, Equipment, and any other part of the Premises, so that the condition and quality of the new building and other improvements shall be as near as reasonably possible to the condition and quality immediately prior to the damage or destruction. Damage to or destruction of any portion of the building, fixtures, Equipment, improvements or other part of the Premises by fire, the elements, or any other cause shall not terminate this Lease or entitle Tenant to surrender the Premises or otherwise affect the respective obligations of the parties, any present or future law to the contrary notwithstanding. There shall be no abatement of rent or of any other obligation of Tenant hereunder by reason of such damage or destruction.

     (b) If the Premises are damaged or destroyed in whole or in part, Tenant shall proceed with due diligence to have plans and specifications prepared and obtain approval by Landlord, which approval shall not be unreasonably withheld, to commence rebuilding, reconstruction, or restoration as promptly as possible after the occurrence of the event causing the damage or destruction, and thereafter to diligently complete the work. If Tenant does not proceed with due diligence and does not diligently finish the work, Landlord or any beneficiary under any deed of trust covering the Premises, if permitted by the deed of trust, may, but shall not be obligated to, enter the Premises and do whatever may be necessary for the rebuilding, replacement, reconstruction, repair, or restoration of any building, improvements, Equipment or other part of the Premises, damaged or destroyed.

     (c) Before any contract or subcontract is let or other agreement executed for the performance of any service, or the furnishing of any materials, and before any work of any kind or nature is commenced upon the rebuilding, reconstruction, replacement, repair, or restoration, Tenant will procure and deliver to Landlord a completion bond or agreement in form satisfactory to Landlord issued by a reputable surety corporation or bonding corporation qualified to do business in California, guaranteeing or otherwise assuring Landlord that the reconstruction and repair of the building and improvements will proceed to completion with due diligence, that the reconstruction and repair, when completed, will be fully paid for, and that the Premises will remain free of all mechanics', laborers' or materialmen's liens or claimed liens on account of any services or materials furnished or labor or work performed in connection with the performance of the reconstruction and repair.

                          Section 18.  Condemnation.

     (a) If, during the Term or any renewal or extension, the whole of the Premises shall be taken pursuant to any condemnation proceeding, this Lease shall terminate as of 12:01 a.m. of the date that actual physical possession of the Premises is taken, and after that, both Landlord and Tenant shall be released from all obligations under this Lease, accruing or to be performed hereafter.

     (b) If, during the Term or any renewal or extension, only a part of the Premises is taken pursuant to any condemnation proceeding and the remaining portion is not suitable or adequate for the purposes for which Tenant was using the Premises prior to the taking, or if the Premises should become unsuitable or inadequate for those purposes by reason of the taking of any other property adjacent to or over the Premises pursuant to any condemnation proceeding, or if by reason of any law or ordinance the use of the Premises for the purposes specified in this Lease shall become unlawful, then and after the taking or after the occurrence of other described events, Tenant shall have the option to terminate, and the option can be exercised only after the taking or after the occurrence of other described events by Tenant giving ten (10) days' written notice to Landlord, and rent shall be paid only to the time when Tenant surrenders possession of the Premises. Without limiting the generality of the previous provision, it is agreed that in the event of a partial taking of the Premises pursuant to any condemnation proceeding, if the number of square feet of floor area in the portion remaining after the taking is less than eighty percent (80%) of the number of square feet of floor area at the commencement of the Term, Tenant shall, after the taking, have the option to terminate this Lease on ten (10) days' written notice to Landlord, and rent shall be paid only to the time when Tenant surrenders possession of the Premises.

     (c) If only a part of the Premises is taken pursuant to any condemnation proceeding under circumstances that Tenant does not have the option to terminate this Lease as provided in this Section, or having the option to terminate, Tenant elects not to terminate, then Landlord shall at Landlord's expense promptly proceed to restore the remainder of the Premises to a self-contained architectural unit, and the Base Monthly Rent payable shall be reduced effective the date of the taking to an amount that shall be in the same proportion to Base Monthly Rent payable prior to the taking, as the number of patient beds remaining after the taking bears to the number of patient beds referenced in Recital A, above. However, in the event Tenant had the option to terminate this Lease as provided in this Section, but elected not to do so, Landlord may elect to terminate the Lease on ten days written notice to Tenant.

     (d) If the whole or any part of the Premises are taken pursuant to any condemnation proceeding, then Landlord shall be entitled to the entirety of any condemnation award and Tenant hereby assigns to Landlord any condemnation claim Tenant may have with respect to any future condemnation of Premises.


                    Section 19.  Assignment and Subletting.

     (a) Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that, except as permitted by this Section 19,

Tenant shall not assign, mortgage or encumber this Lease, nor sublet, nor suffer, nor permit the Premises or any part thereof to be used or occupied by others (except patients of the Licensed Facility), without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant and its patients, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the amount collected less costs of collection including attorney's fees, to the rent herein reserved, but no assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of the Tenant herein contained. The consent by the Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant or any subtenant or assignee thereof from having to obtain the express consent in writing of Lessor to any further assignment or subletting. In no event shall any subtenant or assignee of Tenant assign or encumber its sublease or further sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance as addressed below.



(b) If Tenant shall at any time or times during the Term desire to assign all or any portion of its rights and responsibilities under this Lease or sublet all or part of the Premises, Tenant shall give notice ("Transfer Notice") thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, including, without limitation with respect to the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, and (iii) current financial and credit information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial statements. Landlord may from time to time designate, by written notice to Tenant, one or more parties to whom any such Transfer Notice is to be delivered, and upon any such designation such Transfer Notice shall be delivered to Tenant care of such designated party or parties. Providing that this Lease is in full force and effect, Landlord's consent (which must be in writing and in form reasonably satisfactory to Tenant and Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided that in Landlord's reasonable judgment:



     (i) the proposed assignee or subtenant is engaged in a business related to, and the Premises or the relevant part thereof will be used in a manner which is limited to, the use expressly permitted under this Lease; and



               13.adler.snukal.lease.mon

(ii) the proposed assignee or subtenant has the professional, financial and business experience to lawfully operate the Licensed Facility on the Premises and adhere to the terms of the assignment or sublease and the terms of this Lease which are made applicable to the assignment or sublease.



Landlord shall provide Tenant with written notice of its decision concerning the proposed assignment or sublease within twenty (20) working days of its receipt of the Transfer Notice; provided, however, that if Landlord is unable to obtain decisions concerning the proposed assignment or sublease from all required Landlord parties within such twenty (20) working day period despite reasonable efforts to do so, Landlord may upon written notice to Tenant extend the required period for providing such decision for an additional five (5) working days. Each subletting and assignment pursuant to this Section 19 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. The provisions of any such sublease or assignment may not be modified or terminated (except in accordance with its terms as approved by Landlord) without Landlord's consent. Notwithstanding any such subletting or assignment and/or acceptance of rent or additional rent by Landlord from any subtenant, or assignee, Tenant shall, and will remain fully liable for the payment of the base rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions, and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or assignee or anyone claiming under or through any subtenant or assignee which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed a
violation by Tenant.   Tenant further agrees that notwithstanding any such
subletting or assignment, no other and further subletting of the Premises or assignment of the Lease by Tenant or any person claiming through or under the Tenant shall or will be made exempt from compliance with and subject to the provisions of this Section 19.



(c) In the event that Landlord consents to a proposed assignment or sublease, but Tenant fails to execute and deliver the assignment or sublease to which Tenant consented within 90 days after Landlord's giving of such consent, then Tenant must again comply with all of the provisions and conditions of this Section 19 before assigning this Lease or subletting all or part of the Premises.



(d) As a condition to approving any sublease or assignment hereunder, Landlord may require the following:



(i) that any "key money," assignment fee, or other consideration paid by the assignee or subleasee as consideration specifically for the assignment or sublease, or as up-front rent, other than monthly rent received by Tenant from Sublessee or assignee be paid over to Landlord as additional rent under this Lease (This subparagraph (i) shall only apply to an assignment or sublease entered into after the tenth anniversary of this Lease, and shall not apply to any transaction deemed to be an assignment under subsection (f) below);

     (ii) that the amount of the security deposit provided for in this lease be increased to an amount equal to six times the then current base rent; and

     (iii) that the rent due under this Lease be increased to the amount due from the sublessee to Tenant under the sublease if it is greater than the rent that would be due under the Lease. Further, if after consent is given to a sublease, as of any Adjustment Date the rent due under the sublease exceeds the amount which would otherwise be due from Tenant to Landlord under the Lease, the rent due under the Lease shall be increased so as to equal that due under the sublease and conversely, if the rent due under the Lease exceeds the rent called for in the sublease, then the rent as of any adjustment date shall be that specified in the Lease.

     (e) With respect to each and every assignment or sublease authorized by Landlord under the provisions of this Lease, it is further agreed:

     (i) No subletting shall be for a term ending later than one day prior to the expiration date of this Lease.

     (ii) No sublease shall be valid and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

     (iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate. In the event of termination, reentry or dispossession of Tenant by Landlord under this lease, Landlord may, at its option, take over all the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not previously accepted by Landlord in writing after submission of such proposed modification in writing to Landlord, or by any prepayment of more than one month's rent, or (iv) be liable for the return of any security deposit not actually held by Landlord.

     (f) If any of the following shall occur it shall be deemed a voluntary assignment of this Lease and the provisions of this Section 19 shall apply to such voluntary assignment:

     (i) if Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law, of an aggregate of (in one or more transfers) fifty-one percent (51%) or more of the partnership, or the dissolution of the partnership;

     (ii) if Tenant consists of more than one person, a purported assignment, voluntary, involuntary or by operation of the law, from one person to another;

     (iii) if Tenant is a corporation or limited liability company, other than a public company, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of the capital stock or membership interests of the Tenant, or the sale of an aggregate or (in one or more transfers) at least 51% of the value of the assets of the Tenant, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock or membership interests possessing an aggregate of (in one or more transfers) at lease 51% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors, or in the case of a limited liability company, 51% of its membership interests;

     (iv) any of the above with respect to Fountain View, Inc., a Delaware corporation.

     (g) The Landlord's rights as set forth in this Section 19 shall prevail over any inconsistent language in any sublease or assignment to which Landlord has consented hereunder. Landlord reserves all of its rights hereunder from the grant of the Leasehold estate to Tenant hereunder.

     (h) Any assignment or transfer, whether made with or without Landlord's consent pursuant to this Section 19, shall be made only if, and shall not be effective until the assignee shall execute, acknowledge and deliver to Landlord an agreement whereby the assignee shall assume the obligations of this Lease on the apart of the Tenant to be performed or observed and whereby assignee shall agree that the provisions of this Section 19 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of rent of any kind by Landlord from an assignee, transferee or any other party, the original named Lessee shall remain fully liable for the payment of rent and for the other obligations of this Lease on the part of Tenant to be performed or observed, including but not limited to any conditions imposed by Paragraph (d), above.

     (i) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on the Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord modifying any of the obligations of this Lease (provided such modifications do not adversely affect the rights and obligations of Tenant or extend the duration of its obligations), or by any waiver or failure of Landlord to enforce any of the obligations of this Lease. The failure of a permitted subtenant or assignee (other than Landlord or a subtenant or assignee of Landlord) to pay the rent or perform its obligations shall not affect Tenant's obligations under this Lease for which Tenant will remain liable under this Lease after sublease or assignment.

     (j) If tenant requests Landlord to consent to a proposed assignment or subletting or other transaction subject to the provisions of Section 19 Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord's reasonable attorney's fees, not to exceed $1,000.00, incurred in connection with review of each such request; provided, however, that the foregoing cap on the Landlord's attorney's fees subject to reimbursement hereunder shall not apply to any legal services required in connection with reviewing, negotiating or developing any documentation that may be required or requested by or on behalf of the proposed assignee or sublessee, including without limitation any Tenant or assignee developed or requested consents, estoppel certificates, non-disturbance agreements or memorandum of sublease or assignment.

     (k) Notwithstanding anything to the contrary contained elsewhere in this
Section 19, Tenant, or Fountain View, Inc., may without Landlord's prior consent:

     (i) Assign this Lease, or sublet all or any part of the Premises to its parent corporation or to any affiliate of Tenant. As used in this subsection, the term "parent" means any entity that controls Tenant. The term "affiliate" means any entity which is directly or indirectly controlled by or controlling any parent or subsidiary of Tenant. The terms "controlled", "controlled by", and "controlling" shall have the meanings given those terms under the Federal Securities Laws;

     (ii) Sell, transfer and effect changes of control in accordance with the Terms of the Stockholders Agreement of Fountain View, Inc.

     Notwithstanding either of the permitted assignments under this subsection, the provisions set forth in Section 19 (d) and its various subsections shall apply to such assignment or sublease.

                             Section 20.  Default.



     Any of the following events or occurrences shall constitute a material breach of this Lease by Tenant and, after the expiration of any applicable grace period, each such event shall constitute an event of default:

     (a) The failure by Tenant to pay any rent in full within ten days after notice of such non-payment from Landlord;

     (b) The failure by Tenant to perform any obligation under this Lease, which by its nature Tenant has no capacity to cure;

     (c) The failure by Tenant to perform any other obligation under this Lease, if the failure has continued for a period of twenty (20) days after Landlord demands in writing that Tenant cure the failure. If, however, by its nature the failure cannot be cured within twenty (20) days, Tenant may have a longer period as is necessary to cure the failure, but this is conditioned upon Tenant's promptly commencing to cure within the twenty (20) day period and thereafter diligently completing the cure within a reasonable time under the circumstances. Tenant shall indemnify and defend Landlord against any liability, claim, damage, loss, or penalty that may be threatened or may in fact arise from that failure during the period the failure is uncured;

     (d) Any of the following: A general assignment by Tenant for the benefit of Tenant's creditors; any voluntary filing, petition, or application by Tenant under any law relating to insolvency or bankruptcy, whether for a declaration of bankruptcy, a reorganization, an arrangement, or otherwise; the abandonment, vacation, or surrender of the Premises by Tenant without Landlord's prior written consent; or the dispossession of Tenant from the Premises (other than by Landlord) by process of law or otherwise;

     (e) The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets; or the attachment, execution or other judicial seizure of any portion of Tenant's assets located at the Premises or of accounts or intangibles relating to the Licensed Facility, or of Tenant's interest in this Lease, unless the appointment or attachment, execution, or seizure is discharged within sixty (60) days.

     (i) a petition to have Tenant, or any partner of Tenant if Tenant is a partnership, declared bankrupt under any law relating to insolvency or bankruptcy unless such petition is dismissed within sixty (60) days, or

     (ii) a petition for reorganization or arrangement of Tenant under any law relating to insolvency or bankruptcy, unless, in the case of any involuntary filing, it is dismissed within sixty (60) days;

     (f) The abandonment of the Premises by Tenant.

     (g) The loss or suspension of any license necessary to operate the Licensed Facility, unless the license is reinstated within five days of the notice of such loss before the effective date of any revocation, termination or suspension.

     Landlord shall not be considered in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.


                             Section 21.  Remedies.

     Upon the occurrence of an Event of Default, Landlord, in addition to any other rights or remedies available to Landlord at law or in equity, shall have the right to:

     (a) terminate this Lease and all rights of Tenant under this Lease by giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the aggregate sum of

           (i) the worth at the time of award of any unpaid rent that had been earned at the time of termination;

           (ii) the worth at the time of award of the amount by which (A) the unpaid rent that would have been earned after termination until the time of award exceeds (B) the amount of the rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;

           (iii) the worth at the time of award of the amount by which (A) the unpaid rent for the balance of the term after the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;

           (iv) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result from Tenant's failure; and

           (v) all other amounts in addition to or in lieu of those previously set out as may be permitted from time to time by applicable California law.

     As used in clauses (i) and (ii) of Section 21(a), the worth at the time of award is computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco, at the time of the award plus two percent (2%), or ten percent (10%) per annum, whichever is higher. As used in clause
(iii) of Section 21(a), the worth at the time of award is computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%), or seven percent, whichever is lower. As used in this Section, the term rent shall include Base Monthly Rent, Percentage Rent, and any other payments required by Tenant under this Lease.

     (b) continue this Lease, and from time to time, without terminating this Lease, either

           (i) recover all rent and other amounts payable as they become due or

           (ii) relet the Premises or any part on behalf of Tenant on terms and at the rent that Landlord, in Landlord's sole discretion, may deem advisable, all with the right to make alterations and repairs to the Premises, at Tenant's cost, and apply the proceeds of reletting to the rent and other amounts payable by Tenant. To the extent that the rent and other amounts payable by Tenant under this Lease exceed the amount of the proceeds from reletting, the Landlord may recover the excess from Tenant as and when due.

     (c) Upon the occurrence of an Event of Default, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises. Landlord may store any property of tenant removed from the Premises in a public warehouse or elsewhere at the expense and for the account of Tenant.

     (d) None of the following remedial actions, alone or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease: any act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any re-entry, repossession, or reletting of the Premises by Landlord pursuant to this Section. If Landlord takes any of the previous remedial actions without terminating this Lease, Landlord may nevertheless at any later time terminate this Lease by written notice to Tenant.

     (e) If Landlord relets the Premises, Landlord shall apply the revenue from the reletting as follows: first, to the payment of any indebtedness other than rent due from Tenant to Landlord; second, to the payment of any cost of reletting, including without limitation finder's fees and leasing commissions; third, to the payment of the cost of any maintenance and repairs to the Premises; and fourth, to the payment of rent and other amounts due and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future amounts payable under this Lease as the same may become due, and shall be entitled to retain any eventual balance with no liability to Tenant. If the revenue from reletting during any month, after application pursuant to the previous provisions, is less than the sum of (i) Landlord's expenditures for the Premises during that month and (ii) the amounts due from Tenant during that month, Tenant shall pay the deficiency to Landlord immediately upon demand.

     (f) After the occurrence of an Event of Default, Landlord, in addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the Event of Default for the account and at the expense of Tenant. Tenant shall, upon demand, immediately reimburse Landlord for all costs, including costs of settlements, defense, court costs, and attorney fees, that Landlord may incur in the course of any cure.

     (g) No security or guaranty for the performance of Tenant's obligations that Landlord may now or later hold shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by an Event of Default.

     (h) Except where this is inconsistent with or contrary to any provisions of this Lease, no right or remedy conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, or any right or remedy given or now or later existing at law or in equity or by statute.


                           Section 22.  Late charge.

     Tenant acknowledges that Tenant's failure to pay any installment of the Base Monthly Rent, or any other amounts due under this Lease as and when due may cause Landlord to incur costs not contemplated by Landlord when entering into this Lease, the exact nature and amount of which would be extremely difficult and impracticable to ascertain. Accordingly, if any installment of the Base Monthly Rent, or any other amount due under the Lease is not received by Landlord within ten days of the date on which it is due, then, without any notice to Tenant, Tenant shall pay to Landlord an amount equal to ten percent (10%) of the past due amount, which the parties agree represents a fair and reasonable estimate of the costs incurred by Landlord as a result of the late payment by Tenant.


                         Section 23.  Default Interest.

     If Tenant fails to pay any amount due under this Lease as and when due, that amount shall bear interest at the rate of 10% per annum from the due date until paid. Said interest shall be deemed additional rent due from Tenant to Landlord.


                         Section 24.  Waiver of Breach.

     The acceptance of rent shall not constitute a waiver of any breach of any term of this Lease, except as to the payment of rent accepted, but such acceptance shall not even as to that payment constitute a waiver of the right to collect late charges or default interest. Except to the extent that either party may have otherwise agreed in writing, no waiver by a party of any violation or nonperformance by the other party of any obligations, agreements, or covenants under this Lease shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of the rights or remedies with respect to that violation or nonperformance.


                      Section 25.  Estoppel Certificates.

     At any time, with at least ten (10) days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate certifying:

     (a) the Commencement Date and the Term,

     (b) the amount of the Base Monthly Rent,

     (c) the dates to which rent and other charges have been paid,

     (d) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, and stating the date and nature of each modification,

     (e) that no notice has been received by Tenant of any default by Tenant that has not been cured, except, if any exist, those defaults must be specified in the certificate, and Tenant must certify that no event has occurred that, but for the expiration of the applicable time period or the giving of notice or both, would constitute an Event of Default under this Lease,

     (f) that no default of Landlord is claimed by Tenant, except, if any, those defaults must be specified in the certificate, and

     (g) other matters as may be reasonably requested by Landlord.

     Any certificate may be relied on by prospective purchasers, lenders, mortgagees, or beneficiaries under any deed of trust on the Premises or any part of it.


                          Section 26.  Attorney Fees.

     If any action at law or in equity is brought to recover any rent or other sums under this Lease, or for or on account of any breach of or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of prevailing party's costs reasonable attorney fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.


                         Section 27.  Security Deposit.

     Upon delivery of possession of the Premises to Tenant, Tenant shall deposit with Landlord a sum equal to the initial monthly rent as a security deposit securing the performance of Tenant's obligations under this Lease. This deposit shall not be construed as an advance payment of any rental due under this Lease. Landlord shall not be required to segregate such deposit into a separate account, or to pay interest thereon and Tenant expressly waives any right it may have to interest thereon, or segregator of, such deposit.


                            Section 28.  Authority.

     If Tenant is a corporation, trust, limited liability company, or general or limited partnership, all individuals executing this Lease on behalf of that entity represent that they are authorized to execute and deliver this Lease on behalf of that entity. If Tenant is a corporation, trust, limited liability company, or partnership, Tenant shall, prior to the execution of this Lease, deliver to Landlord evidence of that authority and evidence of due formation, all satisfactory to Landlord. If Tenant is a partnership, Tenant shall furnish Landlord with a copy of Tenant's partnership agreement and with a certificate from Tenant's attorney, stating that the partnership agreement constitutes a correct copy of the existing partnership agreement of Tenant.


                             Section 29.  Notices.

     Except as otherwise expressly provided by law, all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party shall be in writing and shall be deemed served when personally delivered to the party to whom they are directed, or in lieu of the personal service, upon deposit in the United States Mail, certified or registered mail, return receipt requested, postage prepaid, addressed to Tenant at:

     Fountain View Holdings, Inc.
     11900 West Olympic Boulevard, #680
     Los Angeles, CA 90064

     With a copy to:

     Heritage Partners, Inc.
     30 Rowes Wharf, Suite 300
     Boston, MA 62109
     Attn:______________________

     or to Landlord at:

     Robert Snukal
     11900 West Olympic Boulevard, #680
     Los Angeles, CA 90064

     With a copy to:

     Law Offices of David B. Bloom
     3325 Wilshire Boulevard, 9th Floor
     Los Angeles, California 90010
     Attn:  David B. Bloom

     Either party, Tenant or Landlord, may change the address for the purpose of this Section by giving written notice of the change to the other party in the manner provided in this Section.


                       Section 30.  Heirs and Successors.

     This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of

Landlord and Tenant, subject to the provisions of Section 19, above.


                        Section 31.  Partial Invalidity.

     Should any provision of this Lease be held by a court of competent jurisdiction to be either invalid or unenforceable, the remaining provisions of this Lease shall remain in effect, unimpaired by the holding.


                        Section 32.  Entire Agreement.

     This instrument constitutes the sole agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, and the specified lease term, and correctly sets forth the obligations of Landlord and Tenant. Any agreement or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are void.


                        Section 33.  Time of Essence.

     Time is of the essence in this Lease.


                               Section 34.  Rent.

     All monetary obligations of Tenant to Landlord under the Lease, however denominated, and whether paid directly to Landlord or to a third party, shall be deemed rent.


                            Section 35.  Amendments.

     This Lease may be modified only in writing and only if signed by the parties hereto.


                          Section 36.  Subordination.

     This Lease shall be, and is hereby declared to be, wholly junior, inferior and subordinate to the lien or charge of any mortgage or deed of trust which may be at anytime hereafter created by Landlord covering the Premises or any property, or interest or estate of Landlord in property of which the Premises are a part; provided, however, that if pursuant to the provisions of any such mortgage or deed of trust the mortgagee or beneficiary thereunder should elect by the terms of any such mortgage or deed of trust to cause the same to be subordinate to this Lease, either alone or in conjunction with any other leases covering the property or interest or estate in property mortgaged or encumbered by such mortgage or deed of trust and of which the Premises constitute a part, Tenant agrees that this Lease shall in such event be and become prior and paramount to the lien or charge of such mortgage or deed of trust and shall not in such event be terminated or extinguished in the event of any foreclosure or sale on foreclosure of said mortgage or deed of trust The foregoing notwithstanding, in the event of a foreclosure of the fee mortgage or deed of trust, provided the Lease has not been terminated or a new lease has been entered into pursuant to that certain Consent to Encumbrance of Lessee's Interest dated on or about August 1, 1997 in favor of Union Bank of California, N.A., the foreclosure shall not terminate Tenant's rights under the Lease or affect the lien of Tenant's leasehold lender.

     No subordination of this Lease to any future mortgage or deed of trust shall exist under this Lease unless Tenant first obtains from the lender a written agreement that provides that as long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure, or sale under the mortgage or deed of trust, and no steps or procedures taken thereunder shall affect Tenant's rights under this Lease.

     Tenant shall execute the written agreement and any other documents reasonably required by any lender to accomplish the purpose of this Section 36 and if applicable shall attorn to any purchaser at any foreclosure sale or at any grantee or transferee designated in any deed given in lieu of foreclosure.

     Landlord agrees that after the commencement date of this Lease, prior to granting any deed of trust, mortgage or other similar security interest in the Premises or any property of which the Premises are part, the Landlord will give written notice to the trustee, grantee, mortgagee or other similar party of the existence of this Lease, and will furnish a copy of such notice to the Tenant.

     If, at any time, the Landlord proposes to sell or assign the Premises or any property of which the Premises are part, such that the Premises or such property are not owned by the original Landlord or a member of the original Landlord's immediate family, the Landlord will at least 10 days prior to the closing, give written notice thereof to the Tenant and will record a notice or memorandum of lease with respect to this Lease in the appropriate real estate recording office prior to such sale or assignment.


                             Section 37.  Merger.

     The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of the Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to a Landlord of any of the subtenancies.


                          Section 38.  Governing Law.

     This Lease shall be governed by and construed in accordance with California law.


                   Section 39.  Representation of Landlord.

     The following representations and warranties are made for the benefit of
Tenant:

     (a) If Landlord is a corporation, Landlord represents and warrants that Landlord is duly organized, validly existing in good standing in the state of its incorporation and has all requisite power and authority to own and lease property and conduct business in the state where the Premises are located, and each individual executing this Lease on behalf of Landlord represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Landlord;

     (b) If Landlord is a partnership, each individual executing this Lease represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the partnership, and that the persons who have executed this lease on behalf of the partnership are all of the partners whose signatures are necessary to bind this partnership;

     (c) If Landlord is an individual or individuals, each individual executing this Lease represents and warrants that he or she is fully authorized to execute and deliver this Lease;

     (d) If more than one person if Landlord, they represent and warrant that the obligations of such persons as Landlord are joint and several;

     (e) Landlord represents and warrants that this Lease is binding on Landlord in accordance with its terms;

     (f) Landlord represents and warrants that Landlord is the owner of the Premises and the Equipment;

     (g) Landlord represents and warrants that there are no provisions contained in other leases executed by Landlord that would adversely affect the operation of Tenant's permitted use of the Premises; and

     (h) Landlord represents and warrants that, to their knowledge, there is no
(i) enacted, pending or proposed condemnation proceedings or other governmental action, (ii) pending or threatened litigation, (iii) current or proposed plans to alter access to the Premises, or (iv) the presence on the Premises of anything dangerous to humans such as Hazardous Materials, which would adversely affect the operation of Tenant's permitted use of the Premises.


                    Section 40.  Snukal Management Control.

     Notwithstanding any other provision of this Lease, until the first to occur of (i) the date on which neither Robert Snukal, Sheila Snukal nor any of their relatives or affiliates hold any direct or indirect equity interest in the Tenant of (ii) there is a change of the Board of Directors of Fountain View, Inc. pursuant to Section 1.06 of the Stockholders Agreement dated on or about August 1, 1997, among Fountain View, Inc., Robert Snukal, Sheila Snukal, and Heritage Fund II Investment Corporation (such first date being referred to herein as the "Change of Control Date"), Tenant shall not be considered to be in default under this Lease, the Landlord shall not be entitled to exercise any remedies arising upon an event of default, and there shall be no late charges or default interest charged to Tenant. In addition, in no event shall the Tenant be in default under this Lease, or owe any such amount referred to in the preceding sentence, at any time as a result of any event or condition occurring or arising prior to the Change of Control Date.

     The parties have executed this Lease as of the date first above written.



                                    "TENANT"

                                    ELMCREST CONVALESCENT HOSPITAL dba
                                    MONTEBELLO CONVALESCENT HOSPITAL

                                    By: /s/ Robert Snukal
                                       --------------------------------------

                                   Printed Name: Robert Snukal
                                                -----------------------------
                                   Title: President
                                         ------------------------------------



                                   "LANDLORD"


                                   /s/ Robert Snukal
                                   ------------------------------------------
                                   ROBERT SNUKAL

                                   /s/ Sheila Snukal
                                   ------------------------------------------
                                   SHEILA SNUKAL

                                  EXHIBIT "A"



     All tangible personal property fixtures, and equipment, used in the operation of the Licensed Facility, or used by the Licensed Facility on the premises.

                                 LEASE GUARANTY



     THIS LEASE GUARANTY (the "Guaranty") is executed and delivered by FOUNTAIN VIEW HOLDINGS, INC., a Delaware corporation, and FOUNTAIN VIEW, INC., a Delaware corporation, jointly and severally ("collectively "Guarantor"), whose addresses appear below, to ROBERT SNUKAL an4 SHEILA SNUKAL ("Landlord").

          WHEREAS, Landlord has entered into a lease between it and Elmcrest Convalescent Hospital, dba Montebello Convalescent Hospital ("Tenant") in reliance upon this Guaranty and would not have done so in the absence of this Guaranty;

     NOW, THEREFORE, for good and valuable consideration, including the foregoing recitals, the receipt and adequacy of which is hereby acknowledged, Guarantor hereby agrees as follows:

          Guarantor unconditionally and irrevocably guarantees the prompt payment by Tenant of all rentals and all other sums payable by Tenant under the Lease of even date herewith ("Lease") and any amendments thereto and the prompt performance by Tenant of each and every one of the terms, conditions and covenants of the Lease and any amendments thereto to be kept and performed by Tenant.

          Guarantor's obligations hereunder are primary and direct to Landlord,
joint and several, and are independent of Tenant's obligations.   A separate
action may be brought or prosecuted against Guarantor whether the action is brought or prosecuted against any other guarantor or Tenant, or whether any other guarantor or Tenant, or all, are jointed in the action. Guarantor's liability hereunder shall be absolute regardless of any release of any other guarantor of Tenant's obligations under the Lease.

          Guarantor waives the benefit of any statue of limitations affecting Guarantor's liability under the Guaranty or the enforcement thereof.

          The provisions of the Lease may be changed by agreement between Landlord and Tenant at any time, or by course of conduct, without the consent of or without notice to Guarantor. This Guaranty shall guarantee the performance of the Lease as so changed. Assignment of the Lease (as permitted by the Lease) shall not affect this Guaranty, nor shall any assignment of the Lease to any lender pursuant to any deed of trust, mortgage or other security interest on the Property affect this Guaranty. If the Lease is assigned with Landlord's consent, Guarantor will, upon Landlord's request, execute and deliver to Landlord a written consent to such assignment.

          Guarantor hereby expressly acknowledges that in the event Tenant were to fail to deliver a subordination agreement to Landlord in connection with either the refinance or sale of the Property, that Landlord could incur substantial damages. Guarantor recognizes and agrees that such damages in a refinance could include (i) higher interest rates, (ii) greater monthly dollar amount of payment, (iii) shorter maturity, (iv) terms less favorable to Landlord or (v) the loss by foreclosure or forced sale of the Property. In a sale such damages could include (i) a lower purchase price, (ii) terms less favorable to Landlord or (iii) the loss of any such sale.

          Guarantor hereby agrees that its obligations to Landlord under this Guaranty shall include any and all damages which result to Landlord in the event that for any reason Tenant refuses or otherwise fails to promptly execute and deliver to Landlord any required subordination agreement or estoppel certificate with respect to the Property.

          This Guaranty shall not be affected by Landlord's failure or delay to enforce any of its rights.

          If Tenant defaults under the Lease, Landlord may proceed immediately against Tenant, Guarantor or any other guarantor, or any of them, or Landlord can enforce against Guarantor, any other guarantor or Tenant, or any of them, any rights that it has under the Lease, or pursuant to applicable laws. If the Lease terminates and Landlord has any rights it can enforce against Tenant after termination, Landlord can enforce those rights against Guarantor without giving previous notice to Tenant or Guarantor, or without making any demand on either of them.

          Guarantor hereby waives any suretyship defenses she might have under the law of California or any other state. Guarantor waives all rights and remedies accorded by applicable law, including, without limitation, any right to require Landlord to (1) proceed against Tenant; (2) proceed against or exhaust any security that Landlord holds from Tenant; or (3) pursue any other remedy in Landlord's power. Guarantor waives any defense based on any incapacity, lack of authority, death or disability of Tenant or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or other proceeding) of Tenant, and waive any other defense based on the termination of Tenant's liability from any cause. Except as provided in the Lease, Guarantor waives all notices, presentments, demands for performance, notices of nonperformance, notices of nonpayment, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of the existence, creation or incurring of new or additional obligations. Guarantor waives any defense arising by reason of the cessation from any cause whatsoever of the liability of Tenant to Landlord. Guarantor waives any defense based upon an election of remedies. Guarantor waives any right to any defense based upon any statue or rule of law which provides that the obligation of surety must be neither larger in amount nor in other respect more burdensome than that of the principal.

          Guarantor hereby expressly waives and releases any and all rights of subrogation, reimbursement, indemnity or contribution which Guarantor may now or hereafter have against (i) Tenant, any other guarantor or any person who now or hereafter has direct or contingent liability (whether by contract, at or in equity) for all or any portion of the obligations guaranteed hereby, or (ii) any property which now or hereafter serves as collateral security for the obligations hereby. Guarantor waives all rights and defenses arising out of an election of remedies by Landlord, even though that election of remedies has destroyed the Guarantor's rights of subrogation and reimbursement against the Tenant, whether by operation of statue or otherwise. If and to the extent such waiver and release is unenforceable, Guarantor hereby agrees that all such rights of subrogation, reimbursement, indemnity and contribution shall be junior and subordinate to the right of Landlord, and the right of Landlord's lender, to obtain payment and performance of the obligations guaranteed hereby and to all rights of Landlord and Landlord's lender, in and to any property which now or hereafter serves as collateral security for such obligations.

          Guarantor understands and agrees that if Tenant becomes insolvent or is adjudicated bankrupt, whether by voluntary or involuntary petition, or if any bankruptcy action involving Tenant is commenced or filed, or if a petition for reorganization, arrangement or similar relief is filed against Tenant, or if a receiver of any part of Tenant's property or assets is appointed by any court, Guarantor will pay to Landlord the amount of all accrued, unpaid and accruing rent, any additional rent of any kind or other consideration owed to Landlord under the Lease, to the date when the trustee or administrator accepts the Lease and commences paying same; provided, however, at such time as the trustee or administrator rejects the Lease, Guarantor shall pay to Landlord all accrued, unpaid and accruing rent, any additional rent of any kind and other consideration owed to Landlord under the Lease.

          Nothing shall discharge or satisfy the liability of Guarantor under this Guaranty except the full performance of the Tenant under the Lease. Guarantor agrees that if any payment or payments or any part thereof made by Tenant to Landlord under the Lease are subsequently invalidated, declared to be fraudulent or preferential, or otherwise set aside, and are required to be repaid by Landlord to trustee, receiver, or any other party under any bankruptcy act, state or federal, common law or equitable cause, then to the extent of such repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments or part thereof had not been made, and such payment or payments to Landlord shall be fully guaranteed by this Guaranty even though this Guaranty may have been canceled or surrendered by Landlord.

     Any operation of any present or future debtor's relief act or similar act or law, or decision of any court, shall in no way affect the obligations of Guarantor or Tenant to perform any of the terms, covenants or conditions of the Lease or of this Guaranty.

     Without limiting the generality of the foregoing or any other provision hereof, Guarantor hereby expressly waives any and all benefits which might otherwise be available to Guarantor under California law.

     The liability of Guarantor hereunder is not contingent on the genuineness, validity, regularity or enforceability of the documents relating to the Lease and the obligations guaranteed thereunder or the pursuit by Landlord of any remedies it may now have or hereafter acquire. Guarantor shall have not authority to revoke this Guaranty, but if any such revocation shall be deemed to have occurred by operation of law or otherwise, the provisions of this Guaranty shall continue to apply notwithstanding such revocation.

     Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Tenant and of all circumstances bearing upon the risk of nonpayment of the obligations guaranteed hereby which diligent inquiry would reveal, and agrees that, absent a written request for such information by Guarantor, Landlord shall have no duty to advise Guarantor of information regarding such condition or any such circumstances. Accordingly, Guarantor waives any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or have a reasonable opportunity to communicate such facts to Guarantor.

     Any indebtedness of Tenant now or hereafter held by Guarantor is hereby waived and subordinated to all indebtedness of Tenant to Landlord; and such indebtedness of Tenant to Guarantor if Landlord so requests shall be collected, enforced and received by Guarantor as trustee for Landlord and shall be paid over to Landlord on account of the indebtedness of Tenant to Landlord but without reducing or affecting in any manner the liability of Guarantor under the provisions of this Guaranty.

     Guarantor represents, warrants, covenants and agrees as follows:

     The execution, delivery and performance of this Guaranty by Guarantor does not and will not (i) require any authorization which has not been obtained, (ii) contravene any applicable laws or other requirements or any agreement or restriction binding on or affecting Guarantor or its properties, or (iii) except as expressly contemplated herein, result in or require the creation or imposition of any lien, claim or encumbrance upon or with respect to any property now or in the future owned by Guarantor. This Guaranty, when executed and delivered by Guarantor, will constitute the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms;

     Except as otherwise disclosed in writing to Landlord: (i) no actions or other proceedings are pending or, to the best knowledge of Guarantor, threatened against or affecting Guarantor or any of its properties which, if determined adversely, could materially impair the financial condition, operations properties or prospects of Guarantor or the ability of Guarantor to perform its obligations under this Guaranty; and (ii) Guarantor has given notice to Landlord of any other matters which Guarantor is required to disclose to Landlord hereunder.

     Guarantor is not involved in any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation proceedings, and to the best knowledge of Guarantor, no such proceedings are contemplated or threatened; and

     Each and every waiver set forth herein is made with full knowledge of its importance and consequences.

     The amount of Guarantor's liability and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor, including any other guaranty executed by Guarantor relating to any indebtedness or obligation of Tenant to Landlord, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

     Landlord may, without notice, assign this Guaranty and/or any of its rights and powers hereunder with all or any part of the obligations guaranteed hereby, including, without limitation, any of the instruments evidencing or securing the Lease, and, in the event of such assignment, the assignee hereof or of such rights and powers shall have the same rights and remedies as if originally named herein in place of Landlord, and Landlord shall be thereafter fully discharged from all responsibility therefor.

     The term "Landlord", whenever used, refers to and means the Landlord in the Lease specifically named and also any assignee of said Landlord whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in such Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to the Property or the rents, issues and profits therefrom, or in, to or under said Lease are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in the Property or under said Lease shall affect the continuing obligation of Guarantor under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchase.

     The term "Tenant", whenever used, refers to and means the Tenant in the Lease specifically named and also any assignee of sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

     Guarantor agrees to file all claims against Tenant in any bankruptcy or other proceeding in which the filing of claims is require, in respect of any indebtedness of Tenant to Guarantor, and Landlord is entitled to all of Guarantor's rights thereunder. If Guarantor fails to file a claim, Guarantor hereby authorizes Landlord, as its attorney in fact, to file such claim in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked. Guarantor assigns to Landlord its rights to any payments or distributions to which Guarantor would otherwise be entitled. If the amount paid is greater than the indebtedness, Landlord will pay the excess to the party entitled thereto.

     This Guaranty constitutes the entire agreement between Guarantor and Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be either modified or waived in whole or in part, nor can Guarantor be released from Guarantor's obligations hereunder, except by a writing duly executed by Landlord and Guarantor.

     Guarantor hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought in connection with this Guaranty, any and every right Guarantor may have to (i) injunctive relief, (ii) a trial by jury, (iii) interpose any counterclaim therein, or (iv) have the same consolidated with any other or separate suit, action or proceeding. Nothing herein contained shall prevent or prohibit Landlord from instituting or maintaining a separate action against Guarantor with respect to any asserted claim.

     This Guaranty and all rights, obligations and liabilities hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

     It is understood and agreed that this Guaranty is unconditional and continuing, and a guaranty of payment and performance and not of collection. Guarantor also recognizes that there are some obligations and liabilities of Tenant under the Lease that survive the termination of the Lease and that this Guaranty shall survive any termination under the Lease.

     The obligations of Tenant under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require Guarantor to do and provide the same for Landlord.

     If, in connection with obtaining construction, interim or permanent financing for the Property, the proposed lender shall request modifications to the Lease or this Guaranty, Guarantor will not unreasonably withhold, delay or defer its consent thereto, and will execute any such changes, provided that such modifications do not increase the financial obligations of Guarantor hereunder.

     If any provision or portion of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions thereof shall continue in full force and effect and Guarantor shall nonetheless still be liable under this Guaranty, and this Guaranty shall continue in full force and effect, with respect to all guaranteed obligations, notwithstanding any such unenforceability or invalidity.

     If any party to this Guaranty commences litigation for the interpretation enforcement, termination, cancellation or rescission of this Guaranty, or for damages for the breach of this Guaranty, the prevailing party in such action shall be entitled to its or its reasonable attorneys' fees and court and other costs incurred, to be paid by the losing party as fixed by the court or in a separate action brought for that purpose.

     Guarantor's obligations under this Guaranty shall be binding on Guarantor's successors and assigns.

     This Guaranty may be executed in two or more separate counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Guaranty is executed by an authorized signatory for the undersigned corporation as of the date first above written.

                                   "Guarantor"

                                   FOUNTAIN VIEW INC.
                                   a Delaware corporation



                           By:      /s/ [SIGNATURE APPEARS HERE]
                                    ----------------------------

                           Its:
                                    ----------------------------

                           Address:
                                    ----------------------------
                                    ----------------------------
                                    ----------------------------
                           Fax:
                                    ----------------------------



                                    "Guarantor"

                                    FOUNTAIN VIEW HOLDINGS, INC.
                                    a Delaware corporation



                           By:      /s/ [SIGNATURE APPEARS HERE]
                                    ----------------------------

                           Its:
                                    ----------------------------

                           Address:
                                    ----------------------------
                                    ----------------------------
                                    ----------------------------
                           Fax:
                                    ----------------------------

                           FIRST AMENDMENT TO LEASE
                           ------------------------

     This First Amendment to Lease (the "First Amendment") is made as of March
                                         ---------------
27, 1998 by and among Robert Snukal ("RS"), Sheila Snukal (the "Snukals" or
                                      --                        -------
"Landlord") and Elmcrest Convalescent Hospital, dba Montebello Convalescent
 --------
Hospital ("Tenant").
           ------

                                 Introduction
                                 ------------

     Landlord and Tenant entered into a Lease dated as of August 1, 1997 (the "Existing Lease") covering land, buildings, improvements, furnishings and
 --------------
equipment located at 1035 West Beverly Boulevard, Montebello, California. In connection with the acquisition by Fountain View, Inc. ("Fountain View"), the
                                                         -------------
corporate parent of Tenant, of Summit Care Corporation and the related refinancing and recapitalization of Fountain View (the "Transactions"), the
                                                        ------------
Landlord and the Tenant wish to amend the Existing Lease and to otherwise agree as set forth herein. Capitalized terms used herein and not defined shall have the meanings given to them in the Existing Lease.

     NOW, THEREFORE, in consideration of the mutual covenants herein expressed, the parties hereto hereby agree as follows:

     1.  Section 19(f) Amended.  The Existing Lease is amended by deleting
         ---------------------
Section (19)(f)(iv) thereof. The parties waive the application of Section 19(f) (iv) of the Existing Lease to the Transactions.

     2.  Section 19(k) Amended.  Section 19(k) of the Existing Lease is amended
         ---------------------
by (a) deleting the reference to Fountain View in the first sentence, (b) deleting Section (ii), and (c) replacing the words "Notwithstanding either of the permitted assignments under this subsection, the provisions set forth in
Section 19(d) and its various subsections shall apply to such assignment or sublease" with "Notwithstanding the permitted assignment under this subsection, the provisions set forth in Section 19(d) and its various subsections shall apply to such assignment or sublease".

     3.  Section 27 Amended.  Section 27 of the Existing Lease is amended by
         ------------------
adding the following sentence at the end of such Section: "At the Landlord's request, the security deposit will increase to six months rent on the first to occur of (i) neither of the Snukals holding any equity interest in Fountain View, (ii) neither of the Snukals being in active management of the Fountain View (unless they voluntarily resign, other than upon disability), (iii) a Trigger Event (which term is used as defined in the Stockholders Agreement among Fountain View and certain of its stockholders entered into in connection with the Transactions) (other than an initial public offering of Fountain View's common stock (an "IPO") or (iv) two months after an IPO.

     4.  Section 40 Amended.  The Existing Lease is amended by deleting Section
         ------------------
40 in its entirety.

     5.  Leasehold Mortgages.  Notwithstanding any provision of the Existing
         -------------------
Lease to the contrary, the Landlord will grant leasehold mortgages to lenders to Fountain View and/or its direct or indirect subsidiaries until the earlier of
(i) a Trigger Event (other than an IPO) or (ii) six months after an IPO.

     6.  Miscellaneous.  Except as modified hereby, the Existing Lease is
         -------------
hereby ratified and confirmed. In the event of any conflicts or inconsistencies between the Existing Lease and this First Amendment, the terms of this First Amendment shall control. From and after the date hereof, all references in the Existing Lease to the terms "the Lease" or "this Lease" shall mean the Existing Lease as amended by this First Amendment.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Existing Lease under seal as of the date first above written.

WITNESS:                           "LANDLORD"

                                   /s/ Robert Snukal
                                   ---------------------------
                                   Robert Snukal

/s/ Joan Chandler                  /s/ Sheila Snukal
--------------------------         ---------------------------
Name: Joan Chandler                Sheila Snukal

WITNESS:                           "TENANT"

                                   ELMCREST CONVALESCENT HOSPITAL
                                   dba MONTEBELLO CONVALESCENT
                                   HOSPITAL



/s/ Joan Chandler                  By: /s/ Robert Snukal
--------------------------            -------------------------
Name: Joan Chandler                Name:
                                        -----------------------
                                   Title:
                                         ----------------------

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